Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-256136; 333-188824; 333-159723; 333-143231; 333-134519; 333-116632; 333-101983; 333-56373; and 333-07177) of Teradyne, Inc. of our report dated February 19, 2026 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 19, 2026